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                     [LETTERHEAD OF LEAVY ROSENSWEIG & HYMAN]



                                           April 27, 1998

Centennial Cellular Corp.
1305 Campus Parkway
Neptune, NJ  07753

Dear Sirs:

        We refer to the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), being filed by Centennial Cellular Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to 325,542 shares of Class A Common Stock, par value $.01 per share (the "Shares"), of the Company.

        We have examined originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

        Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares registered for issuance pursuant to the Registration Statement have been duly authorized for issuance and, when issued as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm appearing under the caption "Legal Matters" in the Prospectus that forms



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Centennial Cellular Corp.
Page 2

a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the General Rules and Regulations of the Commission.



                                              Very truly yours,

                                              /s/ Leavy Rosensweig & Hyman
                                              ---------------------------------
                                              Leavy Rosensweig & Hyman



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